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                      SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


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                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   SEPTEMBER 21, 1998


                           BREED Technologies, Inc.
                        ------------------------------
            (Exact name of registrant as specified in its charter)

       Delaware                     1-11474                      22-2767188
------------------------     ------------------------       --------------------
(State of incorporation)     (Commission File Number)         (IRS Employer
                                                            Identification  No.)



        5300 Old Tampa Highway
          Lakeland, Florida                                        33811
---------------------------------------                          ----------
(Address of principal executive offices)                         (Zip Code)




      Registrant's telephone number, including area code:  (941) 668-6000



         -------------------------------------------------------------
         (Former name or former address, if changed since last report)



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Item 5. Other Events

    On September 21, 1998, BREED Technologies, Inc. announced that as a result of discussions with the Staff of the Securities and Exchange Commission, the Company will restate its financial statements for the second quarter ended December 31, 1997 and the third quarter ended March 31, 1998. The restatements will not have a material adverse effect on the previously reported results of operations.

    The Company recorded repositioning the other special charges totaling $349.9 million in the second quarter ended December 31, 1997. Applying an accounting methodology consistent with the Staff's views, the Company's restatements will reflect an increase in total recorded non-cash charges of $15.5 million or 4.4% to $365.4 million from $349.9 million previously recorded. The charges recorded in the second quarter ended December 31, 1997, included, among other things, a $77.6 million write-down of goodwill and a $62.9 million write-down of other long-lived assets relating to impaired production and other equipment and the writeoff of assets used to manufacture products being replaced by new technologies. The revised write-down of goodwill eliminates the previously reported write-down of goodwill relating to Custom Trim and two other subsidiaries and increases the previously reported write-down of goodwill relating to USS, resulting in a net increase in the total write-down of goodwill of $4.3 million. The company will also increase its previously reported write-down of long-lived assets of USS by $11.2 million.

     In summary, the previously reported goodwill write-down will increase from $77.6 million to $81.9 million and the previously reported write-down for long-lived assets will increase from $62.9 million to $74.1 million. As a result of the restatements, operating income in future periods will increase approximately $0.7 million per quarter due to lower depreciation and amortization expense.

     The press release included certain statements regarding, among other things, the amounts and expected effect of the restatement of repositioning and other special charges, which constitute foward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements are subject to certain risks and uncertainties, including the risk that the assumptions underlying the Company's cash flow analysis relating to the restated repositioning and other special charges are inaccurate. Such risks and uncertainties could cause actual results to differ materially from those projected. The Company's management believes these foward-looking statements are reasonable based on current expectations; however, undue reliance should not be placed on such forward-looking statements.

     Headquartered in Lakeland, Florida, the Company is the world's third largest supplier of complete automotive occupant restraint systems. The Company supports its growing list of automotive customers with advanced engineering, testing and manufacturing facilities located in 13 countries around the world.

    A complete copy of the press release is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

   (c)  Exhibits

        99.1 Text of Press Release of BREED Technologies, Inc. dated September 21, 1998.

                                  SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  September 21, 1998


                                        BREED TECHNOLOGIES, INC.


                                        By: /s/ Frank J. Gnisci
                                            -----------------------
                                            Frank J. Gnisci
                                            Executive Vice President
                                            Chief Financial Officer










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                              INDEX TO EXHIBITS


EXHIBIT NUMBER AND DESCRIPTION                                           PAGE
------------------------------                                           ----

99.1    Text of Press Release for BREED Technologies, Inc.
        dated September 21, 1998.......................................   5



















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